UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 24, 2006

Date of Report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip code)

(610) 676-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On Tuesday, January 24, 2006, SEI Investments Company (the “Company”) entered into a Guaranty and Collateral Agreement (the “Guaranty Agreement”) with LSV Employee Group, LLC, a Delaware limited liability company (the “Borrower”), LaSalle Bank National Association as administrative agent (the “Agent”), and certain other lenders party thereto. The Company entered into the Guaranty Agreement in order to facilitate the Borrower’s acquisition of certain partnership interests of LSV Asset Management, a Delaware partnership (“LSV”), as more fully described below.

The Company’s wholly-owned subsidiary, SEI Funds, Inc. (“SEI Funds”), and certain other investors are partners of LSV. SEI Funds owns a 42.68% interest in LSV. Certain of the partners of LSV other than SEI Funds are selling in the aggregate an 8% interest (the “Transferred Interests”) in LSV to the Borrower, which is owned by certain current employees of LSV. In order to finance a portion of the purchase price for such interests, the Borrower obtained financing from the Agent and certain other lenders in the form of a term loan pursuant to the terms of a Credit Agreement dated as of January 24, 2006 (the “Credit Agreement”). LSV is party to the Credit Agreement to confirm certain representations, warranties and agreements.

The principal amount of the term loan is $82.8 million. The term loan may be divided into tranches that will each bear interest at either (a) LIBOR plus a margin equal to .875% if the Borrower designates the tranche as a LIBOR loan, or (b) at a “base rate,” defined as the greater of (i) the Federal Funds Rate plus 0.5% and (ii) the Agent’s prime rate if the Borrower designates the tranche as a base rate loan. The principal amount and interest of the term loan must be repaid by the Borrower in quarterly installments, the amounts of which vary depending on the aggregate principal balance of the term loan then outstanding. In any event, the Borrower must pay the outstanding principal balance of the term loan in full by January 24, 2011. The Borrower may prepay the term loan in whole or in part at any time without penalty. The Borrower has pledged the Transferred Interests to the lenders as collateral to secure the term loan.

Pursuant to the terms and under the conditions of the Guaranty Agreement, the Company has agreed to provide an unsecured guaranty (the “Guaranty”) to the lenders of all of the obligations of the Borrower under the Credit Agreement. The obligations of the Company under the Guaranty Agreement are triggered if an “event of default” occurs under the Credit Agreement, which is defined as including (a) non-payment of the Loan by the Borrower, (b) non-payment by the Borrower or LSV of other Borrower debt or LSV debt, respectively, (c) certain events of bankruptcy or insolvency with respect to the Borrower or LSV, and (d) a “change of control” (which is defined as including Josef Lakonishok, one of the principal partners of LSV, ceasing to own and control, directly or indirectly, at least 15.5% of the outstanding capital securities of LSV).

Upon the occurrence of an event of default, in addition to the rights of the lenders to seek repayment from the Borrower and exercise all rights as secured creditors against the Borrower, the lenders have the right to seek payment by the Company of the Borrower’s obligations under the Credit Agreement. As recourse for such payment, the Company will be subrogated to the rights of the lenders under the Credit Agreement and the Guaranty Agreement, including the security interest in the pledged Transferred Interests.

The Guaranty Agreement contains certain representations and warranties of the Company as to, among other things, its organization, financial condition and solvency. In addition, pursuant to the terms of the Guaranty Agreement, the Company covenants to do the following:

•	provide the Agent with copies of all material regular, periodic or special reports of the Company filed with the SEC;

•	provide the Agent with notice of an event of default;

•	keep its books and records in a manner that allows the preparation of financial statements in accordance with United States generally accepted accounting principles, consistently applied;

•	comply in all material respects with all applicable laws, rules and regulations;

•	maintain and preserve its existence, good standing and qualifications to do business in certain jurisdictions;

•	not enter into any agreement containing any provision which would be violated or breached by the performance of the Company’s obligations under the Guaranty Agreement; and

•	not take any action that could reasonably be expected to have a “material adverse effect” which is defined as, with respect to the Company, (a) an event or circumstance (including an event or circumstance affecting the Company’s financial condition) which could reasonably be expected to impair the ability of the Company to perform any of its material obligations under the Guaranty Agreement, or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any material provision of the Guaranty Agreement.

The Company anticipates that, by virtue of its obligations under the Guaranty and SEI Funds’ ownership interest in LSV, commencing in 2006 it will be necessary to prepare its financial statements on a consolidated basis to include the accounts of LSV. Accordingly, pursuant to the terms of a side agreement, LSV has agreed to (a) provide financial statements and other information as may be reasonably requested by the Company, (b) engage the Company’s auditor to audit LSV’s financial statements, and (c) otherwise cooperate with the Company so that the Company may comply with all of its reporting and disclosure obligations under applicable laws, rules and regulations.

The terms and conditions of the Company’s $200 million three-year senior, unsecured revolving credit facility (the “Facility”) with JP Morgan Chase Bank, as agent, Wachovia Bank, National Association, as syndication agent, Bank of America, N.A., Manufacturers and Traders Trust Company and PNC Bank, National Association, as documentation agents, and other lenders party thereto, restricted the Company’s ability to become contingently liable for the obligations of another person, such as providing the Guaranty. Accordingly, the Company and JP Morgan Chase Bank, as agent under the Facility, agreed to amend the Facility to permit the Company to enter into the Guaranty Agreement and provide the Guaranty (“Amendment No. 1 to the Facility”).

The foregoing description of the Guaranty Agreement, Credit Agreement and Amendment No. 1 to the Facility does not purport to be complete and is qualified in its entirety by reference to such agreements, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. You are urged to read such agreements in their entirety for a more complete description of the terms and conditions of such agreements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Guaranty and Collateral Agreement dated as of January 24, 2006 by and among SEI Investments Company, LSV Employee Group, LLC, the Grantors party thereto and LaSalle Bank National Association as Administrative Agent (including the underlying Credit Agreement dated as of January 24, 2006 by and among LSV Employee Group, LLC, LSV Asset Management, the Lenders party thereto and LaSalle Bank National Association as Administrative Agent to which the Guaranty and Collateral Agreement relates).

10.2	Amendment No. 1 to the Credit Agreement dated as of September 14, 2004, among SEI Investments Company, the Lenders Party thereto, JP Morgan Chase Bank, as agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, N.A., Manufacturers and Traders Trust Company and PNC Bank, National Association, as Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date: January 30, 2006	By:	/s/ DENNIS J. MCGONIGLE
Dennis J. McGonigle
Chief Financial Officer